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                                                                  Exhibit 23.01



                          INDEPENDENT AUDITORS' CONSENT



Partnership Policy Committee
Northern Border Partners, L.P.:


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-101469) and on Form S-8 (File No. 333-66949 and File No. 72696) of our report dated January 27, 2004, with respect to the consolidated balance sheets of Northern Border Partners, L.P. and Subsidiaries (the Partnership) as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, cash flows, and changes in partners' equity for each of the years in the three-year period ended December 31, 2003 included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2003 and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the Partnership's adoption of Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations in 2003 and adoption of SFAS No. 142, Goodwill and Other Intangibles in 2002.

                                                    /s/ KPMG LLP


Omaha, Nebraska
March 12, 2004